UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2006

CLEAN POWER TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-113606
(Commission File Number)

98-0413062
(IRS Employer Identification No.)

436-35th Avenue N.W., Calgary, Alberta, Canada T2K 0C1

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (403) 277-2944

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

5.02 (d)

Appointment of Richard Anthony Dennis to the Board of Directors:

On September 28, 2006, Mr. Richard Anthony Dennis was elected to the Board of Directors of the Issuer.   Mr. Richard Dennis is a Chartered Engineer with 26 years of experience in the Energy industry, and has been employed with Mitsui Babcock Energy Ltd. since June 1995 in various different capacities.  Mr. Dennis is presently and has been a Director of Research and Development for Mitsui Babcock Energy Ltd. since December 2002, where he is responsible for product development, and all investments into new technologies and R&D.  Mr. Dennis has also been a Director of Business Development for Mitsui Babcock since November 2001 to present.  Mr. Dennis first came on board Mitsui Babcock as General Manager of Engineering in June 1995.  From July 1999 to November 2001, Mr. Dennis was a Project Director of IT System Implementation and then a Director of PR and Corporate Communications form March 2003 to December 2004.  Mr. Dennis has spent his early career in various engineering roles predominately in the design and supply of environmental equipment for boilers used for electricity generation.  Prior to his employment with Mitsui Babcock, Mr. Dennis was responsible for all engineering associated with the building of new coal and gas fired boiler power plants.  Mr. Dennis has a degree in engineering from Leeds University and an MBA from Cranfield Business School.

Mr. Dennis was appointed to the Board of Directors pursuant to a Memorandum of Understanding (“MOU”) between the Issuer and Mitsui Babcock Energy Limited which agrees to the appointment of Mr. Richard Dennis to the Board of Directors of the Issuer upon a formal agreement being executed.  The formal agreement has not yet been executed; however, the Board of Directors of the Issuer has accepted the consent to act and appointed Mr. Richard Dennis to the Board of Directors at a meeting of the Board of Directors held on September 28, 2006.

Mr. Richard Dennis has been appointed to serve on the audit committee of the Issuer.

Appointment of Abdul Mitha to the Board of Directors:

On September 28, 2006, Abdul Mitha was elected to the Board of Directors of the Issuer.  Mr. Abdul Mitha has served as the Issuer’s President since June 2, 2006 and Vice President Finance since July 30, 2005.   Mr. Mitha has over twenty-five years of domestic and international experience in the management of ongoing and start-up public and private companies. Mr. Mitha has provided consulting and advisory services to various start-up businesses in Canada including Findex Resources, Inc., Meritworld.Com Inc., and E-Com Interactive, Inc. From March 1991 to September 2005, Mr. Mitha was the President and shareholder of AVS 90 PV Associates Ltd. a company which acted as an advisor and consultant to start up companies, and was involved in the financing and negotiating of joint venture projects.  From September 2005, to present, Mr. Mitha was the President and a director of Unicus Corporation, a company involved in the promotion of steam and gas technologies.

Mr. Mitha practiced law at the English Bar from 1972 - 1977 when he immigrated to Canada. Since 1977, Mr. Mitha has been an entrepreneur in business and real estate investments. Mr. Mitha received his MA in Comparative Law from Brunel University, Middlesex, England and is a Barrister-at-Law with the English Bar. Mr. Mitha was a member of the British Institute of Management from 1973 to 1978 and a member of the Institute of Arbitrators (England) from 1972 to 1978.

Mr. Mitha has been appointed to serve on the compensation committee of the Issuer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAN POWER TECHNOLOGIES INC.

By:      /s/ Abdul Mitha

Name: Abdul Mitha

Title:   President, Chief Executive Officer

Date:   October 3, 2006

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